UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2019

     W. R. BERKLEY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-15202	22-1867895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

   475 Steamboat Road, Greenwich, CT        06830
 (Address of principal executive offices)      (Zip Code)

Registrant’s telephone number, including area code:     (203) 629-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                      ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Adoption of Amended and Restated Annual Incentive Compensation Plan

On February 21, 2019, the Board of Directors of W. R. Berkley Corporation (the “Company”) approved the W. R. Berkley Amended and Restated Annual Incentive Compensation Plan, as amended and restated as of January 1, 2019 (the “Amended AICP”).  The purpose of the Amended AICP is to enhance the Company’s ability to attract and retain highly qualified executives and to provide additional financial incentives to such executives to promote the success of the Company and its subsidiaries.  Participation in the Amended AICP will be limited to the Chief Executive Officer and each other executive officer of the Company.  The Amended AICP will be administered by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) (or another committee or subcommittee of the Board of Directors as the Board of Directors may designate from time to time), which has full power and authority to construe and interpret the Amended AICP, adopt and alter rules and regulations relating to the Amended AICP, establish, adjust downward, pay or decline to pay bonuses under the Amended AICP and make all determinations necessary or advisable for the administration of the Amended AICP.
The Amended AICP includes a performance goal for each fiscal year based on the Company’s achievement of “pre-tax income,” or such other performance goal as determined by the Compensation Committee in its sole discretion.  The Company’s performance for each plan year is used to calculate the maximum potential award for all awards under the Amended AICP.  The maximum annual bonus payable under the Amended AICP to all participants for any fiscal year is 5% of the pre-tax income (the “maximum bonus amount”) for that fiscal year.  For purposes of the Amended AICP, “pre-tax income” means, with respect to each fiscal year, the Company’s earnings before income taxes as reported in the Company’s audited consolidated financial statements, excluding (a) any losses from discontinued operations, (b) items of an unusual nature or of infrequency of occurrence or non-recurring items, in each case, as determined by the Compensation Committee, and (c) the cumulative effect of accounting changes during the fiscal year.
During the first 90 days of each fiscal year the Compensation Committee will designate those employees who are to be participants in the Amended AICP for that year and will specify the terms and conditions for the determination and payment of an annual bonus, including individual maximum bonus amounts, for each such individual.  Individual maximum bonus amounts will be expressed as a percentage of the maximum bonus amount or a percentage of pre-tax income, which aggregate amount may not exceed the maximum bonus amount.  As soon as reasonably practicable after the end of each fiscal year, the Compensation Committee shall determine the amount of the annual bonus to be paid to each participant for such fiscal year.  In determining that amount, the Compensation Committee will consider the maximum bonus amounts established at the beginning of the year, the amount of pre-tax income and any other objective or subjective factors it deems appropriate and may apply negative discretion to reduce the amount of, or eliminate altogether, any annual bonus that would otherwise be payable.  Except to the extent deferred as described below, annual bonuses will be paid in cash and/or equity-based awards under the W. R. Berkley Corporation 2018 Stock Incentive Plan, as amended and restated (or any other successor equity-based compensation plan maintained by the Company), as soon as practicable following the Compensation Committee’s determination of the pre-tax income achieved and the amount of the annual bonuses to be paid to each participant, but in no event later than March 15 of the year following the year with respect to which the bonus relates.  The Amended AICP allows the Compensation Committee to permit participants to defer the receipt of their annual bonuses.  Deferred amounts will be made and governed pursuant to the terms of the W.R. Berkley Corporation Deferred Compensation Plan for Officers.  The Amended AICP is effective for fiscal year 2019 and will continue in effect thereafter until terminated.  The Compensation Committee may amend, suspend or terminate the Amended AICP at any time.

The foregoing description of the Amended AICP is qualified in its entirety by reference to the full text of the Amended AICP, which is filed and attached hereto as Exhibit 10.1.

Adoption of 2019 Long-Term Incentive Plan

On February 21, 2019, the Board of Directors of the Company approved the W. R. Berkley Corporation 2019 Long-Term Incentive Plan (the “2019 LTIP”).  The 2019 LTIP is a cash-based plan that does not provide for the payment of any equity compensation.  It is designed to encourage teamwork among key employees of the Company and its subsidiaries and affiliates to foster the achievement of the Company’s long-term goals, to reward these employees with pay that relates to the Company’s performance and to provide a means through which the Company may attract, motivate and retain talented individuals who can assist the Company in achieving its long-term goals.  Compensation payable under the 2019 LTIP is based on long-term corporate performance and promotes the Company’s pay-for-performance compensation philosophy by providing cash incentive awards to designated executives, who, through their efforts, directly and significantly impact the achievement of the Company’s long-term goals and objectives.
The 2019 LTIP will be administered by the Compensation Committee or any other committee designated by the Company’s Board of Directors.  The Compensation Committee may, in certain circumstances, delegate its authority and administrative duties under the 2019 LTIP to one or more of its members or to one or more officers of the Company or its subsidiaries or affiliates.  The Compensation Committee has full and exclusive discretionary power to administer the 2019 LTIP, including interpreting the terms and the intent of the 2019 LTIP and any award agreement or other agreement thereunder, selecting award recipients, granting awards, establishing all terms and conditions for awards and making all other determinations it deems necessary or proper for the administration of the 2019 LTIP.
All employees are eligible to participate in the 2019 LTIP; however, the Company expects participation to be limited to select key employees of the Company and its subsidiaries and affiliates designated by the Compensation Committee.  The 2019 LTIP provides for the award of performance units (“Units”) to employees in such amounts and upon such terms as determined by the Compensation Committee.  The Units are intended to provide value to the recipients based on the attainment of certain performance goals set by the Compensation Committee over the course of a specified performance period.  Performance periods must be no shorter than a fiscal year and no longer than five fiscal years, as determined by the Compensation Committee.  The realization of value may, in addition, be conditioned on certain vesting and continued employment conditions.  At the end of the performance period, or earlier upon specified trigger events, the award recipients will receive a cash payment based on the degree of attainment of the performance goals and other vesting conditions.  The maximum aggregate amount awarded or credited with respect to awards to any one participant in any one year during a performance period may not exceed ten million dollars ($10,000,000), plus the amount of the participant’s unused applicable annual award limit as of the close of the previous year.  Except as otherwise provided in an award agreement or as otherwise determined at any time by the Compensation Committee, Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than to a designated beneficiary upon a participant’s death, by will or by the laws of descent and distribution.  The performance goals, upon which the payment or vesting of any award to any participant is contingent, are determined based on one or more performance measures established by the Compensation Committee in its sole discretion, and are set forth in the applicable participant’s award agreement.  Performance measures need not be uniform among participants.  The Compensation Committee may in its discretion reduce or eliminate the amount of any payment that would otherwise be made to any participant and/or determine that an amount shall be paid that is greater than what would apply under the applicable performance goals, based on a participant’s individual performance or any other criteria as the Compensation Committee deems appropriate.

The Compensation Committee may permit or require an award holder to defer the receipt of the payment of cash that would otherwise be due to such holder by virtue of the satisfaction of any requirements or performance goals with respect to any awards, subject to such rules and procedures the Compensation Committee may establish for the purpose of permitting or requiring such deferrals.  The Compensation Committee may prescribe certain consequences for an award upon the occurrence of a change in control (as defined in the 2019 LTIP), and may set forth such consequences in the award agreement.  The Compensation Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2019 LTIP in whole or in part.
The foregoing description of the 2019 LTIP is qualified in its entirety by reference to the full text of the 2019 LTIP, which is filed and attached hereto as Exhibit 10.2. A copy of the form of 2019 Performance Unit Award Agreement under the 2019 LTIP is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 8.01. Other Events.
Reference is made to the press release of the Company relating to the announcement of a 3‑for‑2 common stock split to be paid in the form of a stock dividend on April 2, 2019 to holders of record on March 14, 2019, as well as the payment of a regular quarterly cash dividend (on a pre-split basis) in the amount of $0.15 per share on April 2, 2019 to holders of record on March 14, 2019.  The press release was issued on February 21, 2019.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.  The following exhibits are filed as part of this Current Report on Form 8-K:
Exhibit No.	Description
10.1	W. R. Berkley Corporation Amended and Restated Annual Incentive Compensation Plan (as Amended and Restated as of January 1, 2019)
10.2	W. R. Berkley Corporation 2019 Long-Term Incentive Plan
10.3	Form of 2019 Performance Unit Award Agreement under the W. R. Berkley Corporation 2019 Long-Term Incentive Plan
99.1	Press Release dated February 21, 2019

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
W. R. BERKLEY CORPORATION

By:	/s/ Richard M. Baio
Name: Richard M. Baio
Title: Executive Vice President – Chief
Financial Officer and Treasurer

Date:  February 25, 2019